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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, THAT:

     The undersigned officer of Torchmark Corporation (the "Company") constitutes and appoints Michael J. Klyce, Larry M. Hutchison and Carol A. McCoy, and each of them severally, his true and lawful attorneys-in-fact for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement for the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company and any and all amendments and post- effective amendments thereto, and to file the same with all exhibits thereto and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have signed this Power of Attorney in the capacity and on the date indicated below.


Date: June 10, 1999                           /s/ Gary L. Coleman
                                              --------------------------------
                                              Gary L. Coleman
                                              Vice President and Chief
                                              Accounting Officer